As filed with the Securities Exchange Commission on October 26, 2021

Registration No. 333-260431

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENERATION ASIA I ACQUISITION LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	6770	98-1588665
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Boundary Hall

Cricket Square

Grand Cayman, KY1-1102

Cayman Islands

Tel: (345) 814-5880

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Maples Fiduciary Services (Delaware) Inc.

4001 Kennett Pike, Suite 302

Wilmington, Delaware 19807

Tel: (302) 338-9130

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jin Hyuk Park, Esq. Simpson Thacher & Bartlett LLP ICBC Tower – 35th Floor 3 Garden Road, Central Hong Kong, China Tel: +852 2514-7665	Mark A. Brod, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 Tel: (212) 455-2163	Z. Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen’s Road Central Hong Kong Tel: +852 3740-4700	Peter X. Huang, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 30/F, Tower 2, China World Trade Center No. 1 Jian Guo Men Wai Avenue Beijing, China 100004 Tel: (86-10) 6535-5500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Generation Asia I Acquisition Limited is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333-260431) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

1.1†	Form of Underwriting Agreement.

3.1†	Memorandum and Articles of Association.

3.2**	Amended and Restated Memorandum and Articles of Association.

4.1†	Specimen Unit Certificate.

4.2†	Specimen Ordinary Share Certificate.

4.3†	Specimen Warrant Certificate.

4.4†	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.

5.1†	Opinion of Simpson Thacher & Bartlett.

5.2†	Opinion of Maples and Calder (Singapore) LLP, Cayman Islands legal counsel to the Registrant.

10.1†	Form of Letter Agreement among the Registrant, Generation Asia LLC and each of the officers and directors of the Registrant.

10.2**	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.

10.3†	Form of Registration Rights Agreement among the Registrant, Generation Asia LLC and the Holders signatory thereto.

10.4†	Form of Private Placement Warrants Purchase Agreement among the Registrant and Generation Asia LLC.

10.5†	Form of Indemnity Agreement.

10.6†	Promissory Note issued to Generation Asia LLC.

10.7†	Securities Subscription Agreement between Generation Asia LLC and the Registrant.

10.8†	Form of Administrative Services Agreement between the Registrant and Generation Asia LLC.

10.9†	Form of Investment Agreement by and between the Registrant and each Anchor Investor.

10.10†	Form of Forward Purchase Agreement by and between the Registrant and each Forward Purchaser.

23.1†	Consent of Marcum Bernstein & Pinchuk LLP.

23.2†	Consent of Simpson Thacher & Bartlett (included on Exhibit 5.1).

23.3†	Consent of Maples and Calder (Singapore) LLP (included on Exhibit 5.2).

24.1†	Power of Attorney (included in the signature page to the initial filing of this Registration Statement).

**	Filed herewith
†	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong, China, on the 26th day of October 2021.

GENERATION ASIA I ACQUISITION LIMITED

By:	/s/ Roy Kuan
Name: Roy Kuan
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roy Kuan Roy Kuan	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	October 26, 2021

* Catherine Kwok	Chief Financial Officer (Principal Financial and Accounting Officer)	October 26, 2021

* Norimitsu Niwa	Chief Operating Officer and Director	October 26, 2021

* Gary Chan	Director	October 26, 2021

* Goodwin Gaw	Director	October 26, 2021

*By:	/s/ Roy Kuan
Roy Kuan
Attorney-in-Fact

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